EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. 1350)

In connection with the Annual Report of CatchMark Timber Trust, Inc. (the “Registrant”) on Form 10-K for the year ended December 31, 2019, as filed with the Securities and Exchange Commission (the “Report”), the undersigned, Brian M. Davis, Chief Executive Officer and President of the Registrant, and Ursula Godoy-Arbelaez, Chief Financial Officer, Senior Vice President and Treasurer of the Registrant, hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350) that, to the best of our knowledge and belief:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

It is not intended that this statement be deemed to be filed for purposes of the Securities Exchange Act of 1934.

/s/ BRIAN M. DAVIS
Brian M. Davis
Chief Executive Officer and President
February 28, 2020

/s/ URSULA GODOY-ARBELAEZ
Ursula Godoy-Arbelaez
Chief Financial Officer, Senior Vice President and Treasurer
February 28, 2020